Exhibit 99.1

THE RYLAND GROUP

Consolidated Statements of Earnings

	YEAR ENDED DECEMBER 31,

(in thousands, except share data)	2003	2002	2001

REVENUES
HOMEBUILDING	$3,355,450	$2,805,055	$2,684,116
FINANCIAL SERVICES	88,679	72,158	63,075

TOTAL REVENUES	3,444,129	2,877,213	2,747,191

EXPENSES
HOMEBUILDING
Cost of sales	2,615,975	2,216,059	2,181,619
Selling, general and administrative	333,726	281,049	261,078
Interest	6,032	6,826	18,229
Expenses related to early retirement of debt	5,086	—	7,244

Total homebuilding expenses	2,960,819	2,503,934	2,468,170
FINANCIAL SERVICES
General and administrative	24,339	21,299	22,532
Interest	1,491	2,565	5,423

Total financial services expenses	25,830	23,864	27,955
CORPORATE EXPENSES	61,263	40,075	32,730

TOTAL EXPENSES	3,047,912	2,567,873	2,528,855

Earnings before taxes	396,217	309,340	218,336
Tax expense	154,525	123,736	86,243

NET EARNINGS	$241,692	$185,604	$132,093

Preferred dividends	$—	$—	$308
Net earnings available to common stockholders	$241,692	$185,604	$131,785
NET EARNINGS PER COMMON SHARE
Basic	$4.86	$3.51	$2.47
Diluted	$4.56	$3.32	$2.32
AVERAGE COMMON SHARES OUTSTANDING
Basic	49,718,032	52,842,620	53,330,900
Diluted	53,044,404	55,918,286	57,022,716
DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.04	$0.04

See Notes to Consolidated Financial Statements.

THE RYLAND GROUP

Consolidated Balance Sheets

	DECEMBER 31,

(in thousands, except share data)	2003	2002

ASSETS
HOMEBUILDING
Cash and cash equivalents	$314,518	$266,577
Housing inventories
Homes under construction	734,280	575,794
Land under development and improved lots	602,504	524,218
Consolidated inventory not owned	59,868	—

Total inventories	1,396,652	1,100,012
Property, plant and equipment	40,853	40,479
Purchase price in excess of net assets acquired	18,185	18,185
Other assets	59,432	58,252

	1,829,640	1,483,505

FINANCIAL SERVICES
Cash and cash equivalents	2,186	2,868
Mortgage-backed securities and notes receivable	26,260	42,583
Other assets	39,824	38,163

	68,270	83,614

OTHER ASSETS
Net deferred taxes	37,443	36,830
Other	72,237	53,802

TOTAL ASSETS	2,007,590	1,657,751
LIABILITIES
HOMEBUILDING
Accounts payable and other liabilities	366,131	300,168
Long-term debt	540,500	490,500

	906,631	790,668

FINANCIAL SERVICES
Accounts payable and other liabilities	23,376	23,718
Short-term notes payable	26,254	43,145

	49,630	66,863

OTHER LIABILITIES	170,136	120,141

TOTAL LIABILITIES	1,126,397	977,672

MINORITY INTEREST	56,651	—

STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value:
Authorized — 80,000,000 shares
Issued — 48,552,494 shares (50,520,686 for 2002)	48,552	50,521
Retained earnings	774,859	628,200
Accumulated other comprehensive income	1,131	1,358

TOTAL STOCKHOLDERS’ EQUITY	824,542	680,079

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,007,590	$1,657,751

See Notes to Consolidated Financial Statements.

THE RYLAND GROUP

Consolidated Statements of Stockholders’ Equity

					ACCUMULATED
					OTHER	TOTAL
	PREFERRED	COMMON	PAID-IN	RETAINED	COMPREHENSIVE	STOCKHOLDERS’
(in thousands, except share data)	STOCK	STOCK	CAPITAL	EARNINGS	INCOME	EQUITY

BALANCE AT JANUARY 1, 2001	$1,180	$52,996	$19,903	$379,006	$544	$453,629
Comprehensive income:
Net earnings				132,093		132,093
Other comprehensive income, net of tax:
Unrealized gains on mortgage-backed securities, net of taxes of $601					920	920

Total comprehensive income						133,013
Preferred stock dividends (per share $0.28)				(308)		(308)
Common stock dividends (per share $0.04)				(2,124)		(2,124)
Repurchase of common stock		(4,008)	(41,348)	(137)		(45,493)
Conversions and retirements of preferred stock	(1,180)	1,180	149			149
Reclassification of preferred paid-in capital			1,309			1,309
Employee stock plans and related income tax benefit		2,700	19,987			22,687

BALANCE AT DECEMBER 31, 2001	—	52,868	—	508,530	1,464	562,862

Comprehensive income:
Net earnings				185,604		185,604
Other comprehensive income, net of tax:
Unrealized losses on mortgage-backed securities, net of taxes of $(67)					(106)	(106)

Total comprehensive income						185,498
Common stock dividends (per share $0.04)				(2,134)		(2,134)
Repurchase of common stock		(4,612)	(27,504)	(63,800)		(95,916)
Employee stock plans and related income tax benefit		2,265	27,504			29,769

BALANCE AT DECEMBER 31, 2002	—	50,521	—	628,200	1,358	680,079

Comprehensive income:
Net earnings				241,692		241,692
Other comprehensive income, net of tax:
Unrealized losses on mortgage-backed securities, net of taxes of $(139)					(227)	(227)

Total comprehensive income						241,465
Common stock dividends (per share $0.08)				(3,966)		(3,966)
Repurchase of common stock		(3,996)	(35,876)	(91,067)		(130,939)
Employee stock plans and related income tax benefit		2,027	35,876			37,903

BALANCE AT DECEMBER 31, 2003	$—	$48,552	$—	$774,859	$1,131	$824,542

See Notes to Consolidated Financial Statements.

THE RYLAND GROUP

Consolidated Statements of Cash Flows

	YEAR ENDED DECEMBER 31,

(in thousands)	2003	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$241,692	$185,604	$132,093
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	36,436	32,670	37,068
Changes in assets and liabilities:
Increase in inventories	(239,989)	(200,623)	(10,984)
Net change in other assets, payables and other liabilities	86,629	52,331	16,443
Tax benefit from exercise of stock options	17,120	12,103	8,337
Other operating activities, net	913	5,095	(6,182)

Net cash provided by operating activities	142,801	87,180	176,775

CASH FLOWS FROM INVESTING ACTIVITIES
Net additions to property, plant and equipment	(32,541)	(36,547)	(30,883)
Principal reduction of mortgage-backed securities, notes receivable and mortgage collateral	18,672	25,314	33,215

Net cash (used for) provided by investing activities	(13,869)	(11,233)	2,332

CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds of long-term debt	150,000	—	250,000
Repayment of long-term debt	(100,000)	—	(209,500)
Decrease in short-term notes payable	(16,891)	(18,974)	(20,444)
Common and preferred stock dividends	(2,020)	(2,148)	(2,605)
Common stock repurchases	(130,939)	(95,916)	(45,493)
Proceeds from stock option exercises	15,190	11,382	12,888
Other financing activities, net	2,987	844	(7,844)

Net cash used for financing activities	(81,673)	(104,812)	(22,998)

Net increase (decrease) in cash and cash equivalents	47,259	(28,865)	156,109
Cash and cash equivalents at beginning of year	269,445	298,310	142,201

CASH AND CASH EQUIVALENTS AT END OF YEAR	$316,704	$269,445	$298,310

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest (net of capitalized interest)	$12,738	$14,275	$33,177
Cash paid for income taxes	132,731	101,939	72,662

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES
Consolidated inventory not owned	$56,651	$—	$—

     See Notes to Consolidated Financial Statements.

THE RYLAND GROUP

Notes to Consolidated Financial Statements

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of The Ryland Group, Inc. and its wholly owned subsidiaries (“the Company”). Intercompany transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the 2003 presentation.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments and cash held in escrow to be cash equivalents. Cash equivalents totaled $309.5 million and $257.0 million at December 31, 2003 and 2002, respectively.

Per Share Data

Basic net earnings per common share is computed by dividing net earnings, after considering preferred stock dividend requirements, by the weighted-average number of common shares outstanding. Additionally, diluted net earnings per common share gives effect to dilutive common stock equivalent shares.

Stock Split

All references in the consolidated financial statements to common shares, share prices, per share amounts and stock plans have been retroactively restated for the 2004 and 2002 two-for-one stock splits. (See Note J.)

Homebuilding Revenues

Homebuilding revenues are recognized when home sales are closed and title and possession are transferred to the buyer.

Housing Inventories

Housing inventories consist principally of homes under construction, land under development and improved lots. Inventories to be held and used are stated at cost, unless a community is determined to be impaired, in which case the impaired inventories are written down to fair value. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset and sales of comparable assets. Inventories to be disposed of are stated at either the lower of cost or fair value less cost to sell and are reported net of valuation reserves. Write-downs of impaired inventories to fair value are recorded as adjustments to the cost basis of the respective inventory. Valuation reserves related to inventories to be disposed of amounted to $1.5 million at December 31, 2003, and $5.3 million at December 31, 2002. The net carrying values of the related inventories amounted to $795,000 and $5.6 million at December 31, 2003 and 2002, respectively.

     Costs of inventory include direct costs of land and land development; material acquisition; home construction; and related direct overhead expenses. The costs of acquiring and developing land and constructing certain related amenities are allocated to the parcels to which these costs relate. Interest and taxes are capitalized during the land development stage.

THE RYLAND GROUP

The following table is a summary of capitalized interest:

(in thousands)	2003	2002

Capitalized interest at January 1	$40,824	$33,291
Interest capitalized	42,602	39,695
Interest amortized to cost of sales	(38,263)	(32,162)

Capitalized interest at December 31	$45,163	$40,824

Variable Interest Entities

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities.” FIN 46 requires a variable interest entity (VIE) to be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE’s activities and/or entitled to receive a majority of the VIE’s residual returns. FIN 46 also requires disclosures about VIEs that the Company is not required to consolidate but in which it has a significant, though not primary, variable interest.

     The consolidation requirements of FIN 46 applied immediately to VIEs created after January 31, 2003. For VIEs created before January 31, 2003, the consolidation requirements apply in the first interim period ending after March 15, 2004 (the Company’s fiscal quarter ending March 31, 2004). Certain disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the VIE was established. The Company adopted the consolidation requirements of FIN 46 for VIEs created after January 31, 2003, during 2003. The Company will adopt the consolidation requirements for VIEs created before January 31, 2003, during the quarter ending March 31, 2004. The Company is currently in the process of evaluating these contracts and does not believe that such adoption will have a material impact on its financial condition or results of operations.

     The Company routinely enters into joint ventures for the purpose of developing land. The Company’s investment in these joint ventures may create a variable interest in a VIE, depending on the contractual terms of the arrangement. Additionally, in the ordinary course of business, the Company enters into lot option purchase contracts in order to procure land for the construction of homes. Under such lot option purchase contracts, the Company funds stated deposits in consideration for the right to purchase lots at a future point in time, usually at predetermined prices. In accordance with the requirements of FIN 46, certain of the Company’s lot option purchase contracts may result in the creation of a variable interest with a VIE holding the land parcel under option.

     Using the framework outlined in FIN 46, the Company evaluated its option contracts and the joint venture agreement it entered into after January 31, 2003. Based on its evaluation, the Company determined that, in some cases, it had the primary variable interest in certain VIEs subject to lot option contracts. While the Company may not have had legal title to the optioned land or guaranteed the seller’s debt associated with that property, under FIN 46 it had the primary variable interest and was required to consolidate the particular VIE’s assets under option at fair value. As a result, the Company consolidated $59.9 million of inventory not owned as of December 31, 2003. This represents the fair value of the optioned property. Additionally, to reflect the fair value of the inventory consolidated under FIN 46, the Company eliminated $3.2 million of its related cash deposits for lot option contracts, which are included in consolidated inventory not owned. Minority interest totaling $56.7 million was recorded with respect to the consolidation of these contracts, representing the selling entities’ ownership interests in these VIEs. At December 31, 2003, the Company had cash deposits and letters of credit totaling $6.4 million, representing the Company’s current maximum exposure to loss, relating to lot option contracts that were consolidated. Creditors of these VIEs, if any, have no recourse against the Company.

     At December 31, 2003, the Company had cash deposits and/or letters of credit totaling $27.2 million which were associated with lot option purchase contracts entered into subsequent to January 31, 2003, having an aggregate purchase price of $440.5 million and related to VIEs in which it did not have a primary variable interest.

Service Liabilities

Service, warranty and completion costs are estimated and accrued at the time a home closes.

Investments in Unconsolidated Joint Ventures

The Company participates in a number of joint ventures in which it has less than a controlling interest. These joint ventures, based in Atlanta, Dallas, Denver, Orlando, Phoenix and Washington, D.C., are engaged in the development of land. At December 31, 2003 and 2002, the Company’s investment in unconsolidated joint ventures amounted to $14.0 million and $14.9 million, respectively. The Company’s equity in losses of these unconsolidated joint ventures was $94,000 for the year ended December 31, 2003, compared to equity in earnings of $2.7 million for the same period in 2002 and $26,000 for the same period in 2001. The aggregate assets of the unconsolidated joint ventures in which the Company participated were $47.3 million and $61.0 million at December 31, 2003 and 2002, respectively. At December 31, 2003 and 2002, the aggregate

THE RYLAND GROUP

debt of the unconsolidated joint ventures in which the Company participated was $21.1 million and $31.9 million, respectively. The Company does not guarantee the debt of its unconsolidated joint ventures.

Property, Plant and Equipment

Property, plant and equipment, which includes model home furnishings, are carried at cost less accumulated depreciation and amortization. Depreciation is provided for, principally, by the straight-line method over the estimated useful lives of the assets. Model home furnishings, which are amortized over the life of the community as homes are closed, are included in cost of sales.

Purchase Price in Excess of Net Assets Acquired

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (SFAS 142), “Goodwill and Other Intangible Assets.” SFAS 142 requires that goodwill and other intangible assets no longer be amortized but be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. Additionally, SFAS 142 requires that goodwill included in the carrying value of equity-method investments no longer be amortized.

     The Company adopted the provisions of SFAS 142 on January 1, 2002, and performs impairment tests of its goodwill annually. The Company tests goodwill for impairment by using the two-step process prescribed in SFAS 142. The first step is used to identify potential impairment, while the second step measures the amount of impairment. The Company had no impairment in the years ended December 31, 2003 and 2002.

     The Company’s application of the nonamortization provisions of SFAS 142 resulted in the elimination of its goodwill amortization expense in 2003 and 2002. Results reported for the year ended December 31, 2001, included an after-tax goodwill amortization expense of $1.1 million, or $0.02 per diluted share.

Income Taxes

The Company files a consolidated federal income tax return. Certain items of income and expense are included in one period for financial reporting purposes and in another for income tax purposes. Deferred income taxes are provided in recognition of these differences. Deferred tax assets and liabilities are determined based on enacted tax rates and are subsequently adjusted for changes in these rates. A change in deferred tax assets or liabilities results in a charge or credit to deferred tax expense.

Stock-Based Compensation

The Company has elected to follow the intrinsic value method to account for compensation expense, which is related to the award of stock options, and to furnish the pro forma disclosures required under Statement of Financial Accounting Standards No. 123 (SFAS 123), “Accounting for Stock-based Compensation,” as amended. Since stock option awards are granted at prices no less than the fair market value of the shares at the date of grant, no compensation expense is recognized.

     Had compensation expense been determined based on fair value at the grant date for stock option awards, consistent with the provisions of SFAS 123, the Company’s net earnings and earnings per share in 2003, 2002 and 2001 would have been reduced to the pro forma amounts indicated in the following table:

	YEAR ENDED DECEMBER 31,

(in thousands, except share data)	2003	2002	2001

Net earnings, as reported	$241,692	$185,604	$132,093
Add: Stock-based employee compensation expense included in reported net earnings, net of related tax effects	—	—	—
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(3,991)	(3,455)	(2,599)

Pro forma net earnings	$237,701	$182,149	$129,494

Earnings per share:
Basic — as reported	$4.86	$3.51	$2.47
Basic — pro forma	4.78	3.45	2.43
Diluted — as reported	4.56	3.32	2.32
Diluted — pro forma	4.48	3.26	2.27

     The fair value of each option grant is estimated on the grant date by using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for grants in 2003, 2002 and 2001, respectively: a risk-free interest rate of 2.1 percent, 4.0 percent and 4.7 percent; an expected volatility factor for the market price of the Company’s com-

THE RYLAND GROUP

mon stock of 37.6 percent, 36.8 percent and 37.5 percent; a dividend yield of 0.3 percent, 0.2 percent and 0.3 percent; and an expected life of three years. The weighted-average fair values at the grant date for options granted in 2003, 2002 and 2001 were $7.28, $6.57 and $5.07, respectively.

Mortgage-Backed Securities and Notes Receivable

Mortgage-backed securities and notes receivable consist of GNMA certificates, FNMA mortgage pass-through certificates, FHLMC participation certificates, notes receivable secured by mortgage-backed securities, whole loans and funds held by a trustee. Mortgage-backed securities were classified as available-for-sale and carried in the consolidated balance sheets at fair value, with unrealized gains and losses net of applicable taxes recorded as a component of accumulated other comprehensive income in stockholders’ equity. The estimated fair value of these securities was determined based on current market quotations.

Loan Origination Fees, Costs, Mortgage Discounts and Loan Sales

Loan origination fees, net of related direct origination costs and loan discount points, are recognized in current earnings upon the sale of the related mortgage loans. Gains or losses on the sales of mortgage loans and related servicing rights are recognized when the Company transfers title to the purchaser.

Derivative Instruments

In the normal course of business and pursuant to its risk-management policy, the Company enters, as an end user, into derivative instruments, including forward-delivery contracts for loans and mortgage-backed securities; options on forward-delivery contracts; futures contracts; and options on futures contracts, to minimize the impact of movements in market interest rates on interest rate lock commitments (IRLCs) and mortgage loans held-for-sale. The Company elected not to use hedge accounting treatment with respect to its economic hedging activities. Accordingly, all derivative instruments used as economic hedges are carried in the consolidated balance sheets at fair value, with changes in value recorded in current earnings. The Company’s mortgage pipeline includes IRLCs, which represent commitments that have been extended by the Company to those borrowers who have applied for loan funding and have met certain defined credit and underwriting criteria. The Company determined that its IRLCs meet the definition of derivatives under Statement of Financial Accounting Standards No. 133 (SFAS 133), “Accounting for Derivatives and Hedging Activities,” as amended.

Comprehensive Income

Comprehensive income consists of net income and the increase or decrease of unrealized gains or losses on the Company’s available-for-sale securities. Comprehensive income totaled $241.5 million, $185.5 million and $133.0 million for the years ended December 31, 2003, 2002 and 2001, respectively.

New Accounting Pronouncements

SFAS 149

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 (SFAS 149), “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as “derivatives”) and for hedging activities under SFAS 133. This statement is effective for contracts entered into or modified after June 30, 2003. Management does not believe that the implementation of SFAS 149 will have a material impact on the Company’s financial condition or results of operations.

SFAS 150

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 (SFAS 150), “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for the classification and measurement of certain financial instruments having characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the start of the first interim period beginning after June 15, 2003. Application of SFAS 150 to noncontrolling interests in limited-life subsidiaries has been deferred indefinitely. Management does not believe that the implementation of SFAS 150 will have a material impact on the Company’s financial condition or results of operations.

THE RYLAND GROUP

NOTE B: SEGMENT INFORMATION

The Company is a leading national homebuilder and mortgage-related financial services firm. As one of the largest single-family on-site homebuilders in the United States, it builds homes in 27 markets. The Company’s homebuilding segment specializes in the sale and construction of single-family attached and detached housing. The Company’s financial services segment provides loan origination, title, escrow and insurance brokerage services, and maintains a portfolio of mortgage-backed securities and notes receivable.

     The Company evaluates performance and allocates resources based on a number of factors, including segment pretax earnings. The accounting policies of the segments are the same as those described in Note A, Summary of Significant Accounting Policies. Certain corporate expenses are allocated to the homebuilding and financial services segments.

	YEAR ENDED DECEMBER 31,

(in thousands)	2003	2002	2001

REVENUES
Homebuilding	$3,355,450	$2,805,055	$2,684,116
Financial services	88,679	72,158	63,075

Total	$3,444,129	$2,877,213	$2,747,191

PRETAX EARNINGS
Homebuilding	$394,631	$301,121	$215,946
Financial services	62,849	48,294	35,120
Corporate	(61,263)	(40,075)	(32,730)

Total	$396,217	$309,340	$218,336

DEPRECIATION AND AMORTIZATION
Homebuilding	$30,448	$27,901	$32,011
Financial services	922	819	709
Corporate	5,066	3,950	4,348

Total	$36,436	$32,670	$37,068

IDENTIFIABLE ASSETS
Homebuilding	$1,829,640	$1,483,505	$1,325,598
Financial services	68,270	83,614	92,847
Corporate and other	109,680	90,632	92,424

Total	$2,007,590	$1,657,751	$1,510,869

THE RYLAND GROUP

NOTE C: EARNINGS PER SHARE RECONCILIATION

The following table sets forth the computation of basic and diluted earnings per share:

	YEAR ENDED DECEMBER 31,

(in thousands, except share data)	2003	2002	2001

NUMERATOR
Net earnings	$241,692	$185,604	$132,093
Preferred stock dividends	—	—	(308)

Numerator for basic earnings per share — earnings available to common stockholders	241,692	185,604	131,785
Effect of dilutive securities — preferred stock dividends	—	—	308

Numerator for diluted earnings per share — earnings available to common stockholders	$241,692	$185,604	$132,093
DENOMINATOR
Denominator for basic earnings per share — weighted-average shares	49,718,032	52,842,620	53,330,900
Effect of dilutive securities:
Stock options	2,622,548	2,405,840	2,574,220
Conversion of preferred shares	—	—	797,980
Equity incentive plan	703,824	669,826	319,616

Dilutive potential of common shares	3,326,372	3,075,666	3,691,816
Denominator for diluted earnings per share — adjusted weighted-average shares and assumed conversions	53,044,404	55,918,286	57,022,716
NET EARNINGS PER COMMON SHARE
Basic	$4.86	$3.51	$2.47
Diluted	4.56	3.32	2.32

     The assumed conversion of preferred shares was dilutive for the year ended December 31, 2001.

NOTE D: FINANCIAL SERVICES’ SHORT-TERM NOTES PAYABLE

The financial services segment had outstanding borrowings at December 31 as follows:

(in thousands)	2003	2002

Repurchase agreement	$12,007	$20,303
Revolving credit agreement	14,247	22,842

Total	$26,254	$43,145

     The repurchase agreement provided for short-term borrowings of $12.0 million and $20.3 million at December 31, 2003 and 2002, respectively, that were collateralized by mortgage loans and mortgage-backed securities. Outstanding collateral balances were $11.2 million and $18.9 million, with fair values of $12.0 million and $20.3 million, at December 31, 2003 and 2002, respectively.

     In 2003, the Company’s financial services segment renewed and extended a revolving credit facility used to finance mortgage investment portfolio securities. The facility, previously $35.0 million, was renewed for $25.0 million. The agreement matures in March 2004 and bears interest at market rates. The Company is currently in the process of extending the facility. Borrowings outstanding under this facility totaling $14.2 million and $22.8 million, respectively, were collateralized by collateralized mortgage obligations previously issued by one of the Company’s limited-purpose subsidiaries and had principal balances of $14.1 million and $22.6 million, with fair values of $14.9 million and $23.8 million, at December 31, 2003 and 2002, respectively.

     Weighted-average short-term borrowings during the period were $34.0 million, $51.5 million and $72.0 million for 2003, 2002 and 2001, respectively.

     Weighted-average interest rates at the end of the period on all short-term borrowings were 2.0 percent and 1.9 percent for 2003 and 2002, respectively. Weighted-average interest rates during the period on all short-term borrowings were 1.8 percent, 2.3 percent and 4.8 percent for 2003, 2002 and 2001, respectively.

     The repurchase agreement and revolving credit agreement contain certain financial covenants. The Company was in compliance with these covenants at December 31, 2003.

THE RYLAND GROUP

NOTE E: DERIVATIVE INSTRUMENTS

The Company, which uses financial instruments in its normal course of operations, has no derivative financial instruments that are held for trading purposes.

     The contract or notional amounts of these financial instruments at December 31 were as follows:

(in thousands)	2003	2002

Interest rate lock commitments	$73,590	$63,487
Hedging contracts:
Forward-delivery contracts	$84,491	$96,000
Other	20,000	15,000

     IRLCs represent loan commitments with customers at market rates up to 120 days before settlement. IRLCs expose the Company to market risk as a result of increases in mortgage interest rates. IRLCs had interest rates ranging from 4.9 percent to 10.2 percent at December 31, 2003, and 5.0 percent to 10.3 percent at December 31, 2002.

     Hedging contracts are regularly entered into by the Company for the purpose of mitigating its exposure to movements in interest rates on IRLCs and mortgage loans held-for-sale. The selection of these hedging contracts is based upon the Company’s secondary marketing strategy, which establishes a risk-tolerance level. Major factors influencing the use of various hedging contracts include general market conditions, interest rates, types of mortgages originated and the percentage of IRLCs expected to fund. The market risk assumed while holding the hedging contracts generally mitigates the market risk associated with IRLCs and mortgage loans held-for-sale.

     The Company is exposed to credit-related losses in the event of nonperformance by counterparties to certain hedging contracts. Credit risk is limited to those instances where the Company is in a net unrealized gain position. The Company manages this credit risk by entering into agreements with counterparties meeting its credit standards and by monitoring position limits.

NOTE F: FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company’s financial instruments are held for purposes other than trading. The fair values of these financial instruments are based on quoted market prices, where available, or are estimated by using either present value or other valuation techniques. Estimated fair values are significantly affected by the assumptions used, including discount rates and estimates of cash flows. In that regard, derived fair value estimates cannot always be substantiated by comparison to independent markets and, in some cases, cannot be realized in immediate settlement of the instruments.

     The table below sets forth the carrying values and fair values of the Company’s financial instruments at December 31. It excludes nonfinancial instruments, and, accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

	2003		2002

	CARRYING	FAIR	CARRYING	FAIR
(in thousands)	VALUE	VALUE	VALUE	VALUE

HOMEBUILDING
Liabilities
Senior notes	$397,000	$427,141	$247,000	$262,392
Senior subordinated notes	143,500	160,519	243,500	255,924
FINANCIAL SERVICES
Assets
Mortgage loans held-for-sale[1]	$21,920	$22,234	$19,411	$19,795
Mortgage-backed securities and notes receivable	26,260	27,304	42,583	44,208
Other Financial Instruments
Interest rate lock commitments	1,625	1,625	1,472	1,472
Forward-delivery contracts	(124)	(124)	(1,208)	(1,208)
Other	(19)	(19)	30	30
OTHER ASSETS
Collateral for bonds payable of the limited-purpose subsidiaries	$9,188	$9,241	$12,011	$12,045
OTHER LIABILITIES
Bonds payable of the limited-purpose subsidiaries	$8,011	$8,721	$10,378	$10,893

1Mortgage loans held-for-sale are reported in the balance sheet in Financial Services “Other assets.”

THE RYLAND GROUP

The Company used the following methods and assumptions in estimating fair values:

•	Cash and cash equivalents; secured notes payable; and short-term notes payable. The carrying amounts reported in the balance sheet approximate fair values.

•	Senior notes; senior subordinated notes; mortgage loans held-for-sale; mortgage-backed securities and notes receivable; hedging contracts; and interest rate lock commitments. The fair values of these financial instruments are based on either quoted market prices or market prices for similar financial instruments.

NOTE G: LIMITED-PURPOSE SUBSIDIARIES

The Company’s limited-purpose subsidiaries no longer issue mortgage-backed securities and mortgage-participation securities, but they continue to hold collateral for previously issued mortgage-backed bonds in which the Company maintains a residual interest. Payments made on the bonds are on a scheduled basis in amounts relating to corresponding payments received on the underlying mortgage collateral. Bonds payable are reported in the balance sheet in “Other liabilities.”

     Collateral for bonds payable, which consists of mortgage-backed securities; notes receivable secured by mortgage-backed securities and mortgage loans; fixed-rate mortgage loans; and funds held by trustee, is reported in the balance sheet under “Other assets” in “Other.” Mortgage-backed securities consist of GNMA certificates, FNMA mortgage pass-through certificates and FHLMC participation certificates. All principal and interest on collateral is remitted directly to a trustee and is available for payment on the bonds.

     Neither the Company nor its homebuilding and financial services subsidiaries have guaranteed these nonrecourse bond issues.

     The following table sets forth information with respect to the limited-purpose subsidiaries’ bonds payable outstanding at December 31:

(in thousands)	2003	2002

Bonds payable, net of discounts:
2003 — $242; 2002 — $408	$8,011	$10,378
Range of interest rates	7.25% - 11.65%	7.25% - 11.65%
Stated maturities	2009 - 2018	2009 - 2018

NOTE H: LONG-TERM DEBT

Long-term debt consists of the following at December 31:

(in thousands)	2003	2002

Senior subordinated notes	$143,500	$243,500
Senior notes	397,000	247,000

Total	$540,500	$490,500

     The Company has a $400.0 million senior unsecured revolving credit facility with a three-year term. The agreement matures in August 2005 with an option for a one-year extension. The Company did not borrow against the revolving credit facility during 2003. In prior years, the Company used its unsecured revolving credit facility to finance increases in its homebuilding inventory and working capital. Borrowings under this agreement bear interest at variable short-term rates. The effective interest rate was 4.8 percent for 2002 and 7.4 percent for 2001. There were no outstanding borrowings under this agreement at December 31, 2003 and 2002.

     In June 2003, the Company issued $150.0 million of 5.4 percent senior notes, which pay interest semiannually and will mature on June 1, 2008. In July 2003, the net proceeds from this offering were used to fully redeem the $100.0 million aggregate principal from the Company’s 8.3 percent senior subordinated notes due April 1, 2008, at a stated call price of 104.1 percent of the principal amount. The remaining proceeds were used for general corporate purposes. As a result of this redemption, the Company recorded a $5.1 million pretax loss associated with the early extinguishment of debt.

THE RYLAND GROUP

     At December 31, 2003, the Company had $143.5 million of 9.1 percent senior subordinated notes due June 2011, with interest payable semiannually, which may be redeemed at a stated redemption price at the option of the Company, in whole or in part, at any time on or after June 15, 2006. Senior subordinated notes are subordinated to all existing and future senior debt of the Company.

     At December 31, 2003, the Company had $150.0 million of 5.4 percent senior notes due June 2008, with interest payable semiannually, which may be redeemed at a stated redemption price at the option of the Company, in whole or in part, at any time. Additionally, the Company had $100.0 million of 8.0 percent senior notes due August 2006, with interest payable semiannually, which may not be redeemed prior to maturity. Also outstanding at December 31, 2003, was $147.0 million of 9.8 percent senior notes due September 2010, with interest payable semiannually, which may be redeemed at a stated redemption price at the option of the Company, in whole or in part, at any time on or after September 1, 2005.

     Maturities of long-term debt are scheduled as follows:

(in thousands)

2006	$100,000
2007	—
2008	150,000
After 2008	290,500

Total long-term debt	$540,500

     The bank credit agreement, senior subordinated indenture agreements and senior note agreements contain certain financial covenants. At December 31, 2003, the Company had $141.2 million of retained earnings available for dividends and was in compliance with these covenants.

NOTE I: INCOME TAXES

The Company’s expense for income taxes is summarized as follows:

	YEAR ENDED DECEMBER 31,

(in thousands)	2003	2002	2001

CURRENT
Federal	$137,108	$106,722	$75,822
State	17,884	17,014	12,918

Total current	154,992	123,736	88,740

DEFERRED
Federal	(413)	—	(2,134)
State	(54)	—	(363)

Total deferred	(467)	—	(2,497)

Total expense	$154,525	$123,736	$86,243

     The following table reconciles the statutory federal income tax rate to the Company’s effective income tax rate:

	YEAR ENDED DECEMBER 31,

	2003	2002	2001

Income taxes at federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal tax	3.0	3.6	3.7
Other, net	1.0	1.4	0.8

Effective rate	39.0%	40.0%	39.5%

THE RYLAND GROUP

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     Significant components of the Company’s deferred tax assets and liabilities at December 31 were as follows:

(in thousands)	2003	2002

DEFERRED TAX ASSETS
Warranty, legal and other accruals	$30,534	$25,706
Employee benefits	23,045	18,030
Non-cash charge for impairment of long-lived assets	950	2,553
Other	665	4,068

Total deferred tax assets	55,194	50,357

DEFERRED TAX LIABILITIES
Installment sales method and deferred gains	(7,439)	(5,553)
Capitalized expenses	(8,036)	(5,656)
Other	(2,276)	(2,318)

Total deferred tax liabilities	(17,751)	(13,527)

Net deferred tax asset	$37,443	$36,830

     The Company determined that no valuation allowance for the deferred tax asset was required. The Company had a total current tax liability of $34.9 million and $29.7 million at December 31, 2003 and 2002, respectively. These amounts are reported in the balance sheet in “Other liabilities.”

NOTE J: STOCKHOLDERS’ EQUITY

Preferred Stock

During 2001, Ryland called and redeemed all of its outstanding preferred stock, which was held within the Retirement Savings Opportunity Plan (RSOP) Trust. At the election of each individual preferred stockholder, and in accordance with the terms of the preferred stock, each share of preferred stock was either purchased at a per share price of $7.89 or converted into one share of Ryland common stock. A total of 1,011,148 shares of preferred stock was converted into an equivalent number of shares of common stock.

     Each share of preferred stock received a quarterly dividend of $0.14. During 2001, the Company paid $308,000 in dividends on its preferred stock. Each share of preferred stock entitled the holder to a number of votes equal to the shares into which the stock was convertible, and preferred stockholders voted together with common stockholders on all matters.

Common Share Purchase Rights

In 1996, the Company adopted a revised stockholder rights plan under which it distributed one common share purchase right for each share of common stock outstanding on January 13, 1997. Each right entitles the holder to purchase one share of common stock at an exercise price of $17.50. The rights become exercisable ten business days after any party acquires, or announces an offer to acquire, 20.0 percent or more of the Company’s common stock. The rights expire January 13, 2007, and are redeemable at $0.0025 per right at any time before ten business days following the time that any party acquires 20.0 percent or more of the Company’s common stock.

     In the event that the Company enters into a merger or other business combination, or if a substantial amount of its assets are sold after the time that the rights become exercisable, the holder will receive, upon exercise, shares of the common stock of the surviving or acquiring company having a market value of twice the exercise price. Until the earlier of the time that the rights become exercisable, are redeemed or expire, the Company will issue one right with each new share of common stock.

Stock Spilt

On October 10, 2004, the Company’s Board of Directors approved a two-for-one stock split of its common stock, which was effected in the form of a stock dividend. Record holders of the Company’s common stock at the close of business on November 15, 2004, were entitled to one additional share for each share held at that time. The new shares were distributed on November 30, 2004.

On April 24, 2002, the Company’s Board of Directors approved a two-for-one stock split of its common stock, which was effected in the form of a stock dividend. Record holders of the Company’s common stock at the close of business on May 15, 2002, were entitled to one additional share for each share held at that time. The new shares were distributed on May 30, 2002.

THE RYLAND GROUP

NOTE K: EMPLOYEE INCENTIVE AND STOCK PLANS

Retirement Savings Opportunity Plan (RSOP)

All full-time employees are eligible to participate in the RSOP following 30 days of employment. Part-time employees are eligible to participate in the RSOP following the completion of one thousand hours of service within the first 12 months of employment or within any plan year after the date of hire. Pursuant to Section 401(k) of the Internal Revenue Code, the plan permits deferral of a portion of a participant’s income into a variety of investment options. Total compensation expense related to the Company’s matching contributions for this plan amounted to $8.1 million, $7.2 million and $6.5 million in 2003, 2002 and 2001, respectively.

     Previously, the Company issued its preferred stock in connection with its matching contributions to those accounts. As a result of the redemption of the preferred stock, 506,864 and 572,734 shares of common stock were allocated to participants’ accounts at December 31, 2003 and 2002, respectively.

Employee Stock Purchase Plan (ESPP)

All full-time employees of the Company, with the exception of its executive officers, are eligible to participate in the ESPP. Eligible employees authorize payroll deductions to be made for the purchase of shares. The Company matches a portion of the employee’s contribution by donating an additional 20.0 percent of the employee’s payroll deduction. Stock is purchased by a plan administrator on a regular monthly basis. All brokerage and transaction fees for purchasing the stock are paid for by the Company. The Company’s expense related to its matching contribution for this plan was $321,000, $258,000 and $192,000 in 2003, 2002 and 2001, respectively.

Supplemental Executive Retirement Plan

The Company has supplemental, nonqualified retirement plans which vest over five-year periods beginning January 1, 2003, and July 1, 2003, pursuant to which the Company will pay supplemental pension benefits to key employees upon retirement. In connection with these plans, the Company has purchased cost-recovery life insurance on the lives of certain employees. Insurance contracts associated with the plans are held by trusts, established as part of the plans to implement and carry out their provisions and finance their related benefits. The trusts are owners and beneficiaries of such contracts. The amount of coverage is designed to provide sufficient revenue to cover all costs of the plans if assumptions made as to employment term, mortality experience, policy earnings and other factors are realized. At December 31, 2003, the cash surrender value of these contracts was $6.1 million. The net periodic benefit cost for these plans for the year ended December 31, 2003, was $3.7 million, which included service costs of $3.7 million, interest costs of $290,000 and investment income of $324,000. The $4.0 million projected benefit obligation at December 31, 2003, was equal to the net liability recognized in the balance sheet at that date. For the year ended December 31, 2003, the weighted-average discount rate used for the plans was 7.8 percent.

Equity Incentive Plan and Other Related Plans

On April 24, 2002, the Company’s stockholders approved The Ryland Group, Inc. 2002 Equity Incentive Plan (“the Plan”), which permits the granting of stock options, stock appreciation rights, restricted or unrestricted stock awards, stock units or any combination of the foregoing to employees. This plan replaces the Company’s 1992 Equity Incentive Plan, which expired on April 15, 2002. The aggregate number of shares available for issuance under the Plan includes 30,864 shares carried over from the 1992 Equity Incentive Plan and 2.6 million new shares available under the terms of the Plan. Any shares of the Company’s common stock covered by an award (or portion of an award) granted under the Plan or the 1992 Equity Incentive Plan that are forfeited, expired or canceled without delivery of shares of common stock, or which are tendered to the Company as full or partial payment of the exercise price or related tax withholding obligations, will again be available for award under the Plan. The Plan will remain in effect until April 24, 2012, unless it is terminated by the Board of Directors at an earlier date. The options are exercisable at various dates over one- to ten-year periods. Stock options granted during 2003 generally have a maximum term of ten years and vest over three years. At December 31, 2003 and 2002, 1,540,584 and 2,220,672 stock options were available for grant, respectively.

     Under the Company’s 2000 Non-Employee Director Equity Plan, stock options are granted to directors for the purchase of shares at prices not less than the fair market value of the shares at the date of grant. At December 31, 2003 and 2002, 353,200 and 573,200 stock options were available for grant, respectively.

THE RYLAND GROUP

     The following is a summary of transactions relating to all stock option plans for each year ended December 31:

	2003		2002		2001

		WEIGHTED-		WEIGHTED-		WEIGHTED-
		AVERAGE		AVERAGE		AVERAGE
		EXERCISE		EXERCISE		EXERCISE
	SHARES	PRICE	SHARES	PRICE	SHARES	PRICE

Options outstanding at beginning of year	6,874,796	$10.11	7,346,568	$6.58	8,799,744	$5.13
Granted	1,032,300	26.08	1,574,400	21.48	1,531,000	12.33
Exercised	(1,762,008)	8.62	(1,939,230)	5.87	(2,592,532)	5.03
Forfeited	(132,212)	18.19	(106,942)	11.94	(391,644)	6.86

Options outstanding at end of year	6,012,876	$13.11	6,874,796	$10.11	7,346,568	$6.58
Available for future grant	1,893,784		2,793,872		1,069,644

Total shares reserved	7,906,660		9,668,668		8,416,212

Options exercisable at December 31	3,788,128	$7.76	3,997,936	$6.26	4,096,732	$5.22
Prices related to options exercised during the year	$3.41 – $22.70		$3.38 – $11.35		$3.38 – $7.23

     A summary of stock options outstanding and exercisable at December 31, 2003, follows:

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE

		WEIGHTED-
RANGE OF		AVERAGE	WEIGHTED-		WEIGHTED-
EXERCISE	NUMBER	REMAINING	AVERAGE	NUMBER	AVERAGE
PRICES	OUTSTANDING	LIFE (YEARS)	EXERCISE PRICE	EXERCISABLE	EXERCISE PRICE

$3.19 to $5.97	1,673,602	4.02	$4.01	1,673,602	$4.01
$6.04 to $11.38	1,915,142	6.19	$8.25	1,549,302	$7.53
$16.68 to $24.44	2,197,132	8.62	$21.07	565,224	$19.49
$34.70 to $44.32	227,000	9.99	$44.03	—	—

     The Company has made several restricted stock awards to senior executives under both the 1992 and 2002 Equity Incentive Plans. All restricted stock was awarded in the name of each participant, who had all the rights of other common stockholders subject to restrictions and forfeiture provisions. Accordingly, such restricted stock awards were considered common stock equivalents. Compensation expense recognized for such awards totaled $16.1 million, $9.8 million and $5.7 million for the years ended December 31, 2003, 2002 and 2001, respectively.

     The following is a summary of activity relating to restricted stock awards for each year ended December 31:

	2003	2002	2001

Restricted shares at January 1	904,200	500,000	360,000
Shares awarded	—	730,000	260,000
Shares vested	(265,600)	(325,800)	(120,000)

Restricted shares at December 31	638,600	904,200	500,000

     At December 31, 2003, the outstanding restricted shares vest as follows: 2004 – 268,200; 2005 – 182,400; 2006 – 94,000; and 2007 – 94,000.

     All outstanding stock options and restricted stock awards have been granted in accordance with the terms of the 2002 Equity Incentive Plan, the 2000 Non-Employee Director Equity Plan and their respective predecessor plans, which were approved by the Company’s stockholders.

NOTE L: COMMITMENTS AND CONTINGENCIES

Commitments

In the normal course of business, the Company acquires rights under option agreements to purchase land for use in future homebuilding operations. At December 31, 2003, the Company had cash deposits and letters of credit outstanding of $87.6 million for land options and land purchase contracts having a total purchase price of $1,334.0 million. At December 31, 2003, the Company had commitments with respect to option contracts having specific performance provisions of approximately $51.5 million, compared to $68.0 million at December 31, 2002.

THE RYLAND GROUP

     Rent expense primarily relates to office facilities, model homes, and furniture and equipment.

	YEAR ENDED DECEMBER 31,

(in thousands)	2003	2002	2001

Total rent expense	$17,937	$20,058	$21,591
Less income from subleases	(215)	(1,233)	(2,376)

Net rental expense	$17,722	$18,825	$19,215

     Future minimum rental commitments under noncancelable leases with remaining terms in excess of one year are as follows:

(in thousands)

2004	$7,375
2005	5,866
2006	4,890
2007	3,303
2008 and thereafter	3,180

Subtotal	$24,614
Less sublease income	(618)

Total lease commitments	$23,996

Contingencies

Contingent liabilities may arise from obligations incurred in the ordinary course of business or from the usual obligations of on-site housing producers for the completion of contracts. Some municipalities require the Company to issue development bonds or maintain letters of credit to assure completion of public facilities within a project. At December 31, 2003, total development bonds were $278.4 million and total deposits and letters of credit were $44.0 million.

     The Company provides product warranties to its customers covering workmanship and materials for one year, certain mechanical systems for two years and structural systems for ten years. The Company estimates and records warranty liabilities based upon historical experience and known risks at the time a home closes, and in the case of unexpected claims, upon identification and quantification of the obligations. Actual future warranty costs could differ from currently estimated amounts.

     Changes in the Company’s product liability during the period are as follows:

(in thousands)	2003	2002

Balance at January 1	$29,860	$26,664
Warranties issued	16,668	13,235
Settlements made	(16,201)	(13,936)
Changes in liability for pre-existing warranties	3,931	3,897

Balance at December 31	$34,258	$29,860

     The Company is party to various legal proceedings generally incidental to its businesses. Litigation reserves have been established based on discussions with counsel and the Company’s analysis of historical claims. The Company has, and requires the majority of its subcontractors to have, general liability insurance that protects the Company against a portion of its risk of loss and to cover construction-related claims. The Company establishes reserves to cover its self-insured retentions and deductible amounts under those policies. Due to the high degree of judgment required in determining these estimated reserve amounts, actual future litigation costs could differ from the Company’s currently estimated amounts.

NOTE M: SUBSEQUENT EVENT — SUPPLEMENTAL GUARANTOR INFORMATION

In December 2004, substantially all of the Company’s wholly-owned homebuilding subsidiaries (the “Guarantor Subsidiaries”), will be issuing guarantees, on a joint and several basis, related to the obligation to pay principal, premium, if any, and interest on the existing publicly traded senior notes issued by The Ryland Group, Inc. The Ryland Group, Inc.’s 8 percent senior notes due August 2006, 5.4 percent senior notes due June 2008 and the 9.8 percent senior notes due September 2010, will be guaranteed by the Guarantor Subsidiaries. Such guarantees will be full and unconditional.

In lieu of providing separate audited financial statements for the Guarantor Subsidiaries we have included the accompanying condensed consolidating financial statements. Management does not believe that separate financial statements of the Guarantor Subsidiaries are material to investors and are therefore not presented.

The following condensed consolidating information presents the consolidating statements of earnings, cash flows and financial position for (i) the parent company and issuer, The Ryland Group, Inc. (“TRG, Inc.”), (ii) the Guarantor Subsidiaries, (iii) the Non-guarantor Subsidiaries, and (iv) the consolidation eliminations to arrive at the information for The Ryland Group, Inc. and subsidiaries on a consolidated basis.

Consolidating Statement Of Earnings

	YEAR ENDED DECEMBER 31, 2003
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
REVENUES
HOMEBUILDING	$2,153,561	$1,317,300	$—	$(115,411)	$3,355,450
FINANCIAL SERVICES	—	—	88,679	—	88,679

TOTAL REVENUES	2,153,561	1,317,300	88,679	(115,411)	3,444,129

EXPENSES
HOMEBUILDING
Cost of sales	1,671,666	1,059,627	93	(115,411)	2,615,975
Selling, general and administrative	203,246	130,401	79	—	333,726
Interest	134	5,898	—	—	6,032
Expenses related to early retirement of debt	5,086	—	—	—	5,086

Total homebuilding expenses	1,880,132	1,195,926	172	(115,411)	2,960,819
FINANCIAL SERVICES
General and administrative	—	—	24,339	—	24,339
Interest	—	—	1,491	—	1,491

Total financial services expenses	—	—	25,830	—	25,830
CORPORATE EXPENSES	15,378	45,885	—	—	61,263

TOTAL EXPENSES	1,895,510	1,241,811	26,002	(115,411)	3,047,912

Earnings before taxes	258,051	75,489	62,677	—	396,217
Tax expense	100,640	29,441	24,444	—	154,525
Equity in net earnings of subsidiaries	84,281	—	—	(84,281)	—

NET EARNINGS	$241,692	$46,048	$38,233	$(84,281)	$241,692

Consolidating Statement Of Earnings

	YEAR ENDED DECEMBER 31, 2002
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
REVENUES
HOMEBUILDING	$1,745,222	$1,122,661	$—	$(62,828)	$2,805,055
FINANCIAL SERVICES	—	—	72,158	—	72,158

TOTAL REVENUES	1,745,222	1,122,661	72,158	(62,828)	2,877,213

EXPENSES
HOMEBUILDING
Cost of sales	1,350,717	928,077	93	(62,828)	2,216,059
Selling, general and administrative	167,428	113,543	78	—	281,049
Interest	(132)	6,958	—	—	6,826

Total homebuilding expenses	1,518,013	1,048,578	171	(62,828)	2,503,934
FINANCIAL SERVICES
General and administrative	—	—	21,299	—	21,299
Interest	—	—	2,565	—	2,565

Total financial services expenses	—	—	23,864	—	23,864
CORPORATE EXPENSES	11,383	28,692	—	—	40,075

TOTAL EXPENSES	1,529,396	1,077,270	24,035	(62,828)	2,567,873

Earnings before taxes	215,826	45,391	48,123	—	309,340
Tax expense	86,330	18,157	19,249	—	123,736
Equity in net earnings of subsidiaries	56,108	—	—	(56,108)	—

NET EARNINGS	$185,604	$27,234	$28,874	$(56,108)	$185,604

Consolidating Statement Of Earnings

	YEAR ENDED DECEMBER 31, 2001
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
REVENUES
HOMEBUILDING	$1,609,457	$1,148,226	$—	$(73,567)	$2,684,116
FINANCIAL SERVICES	—	—	63,075	—	63,075

TOTAL REVENUES	1,609,457	1,148,226	63,075	(73,567)	2,747,191

EXPENSES
HOMEBUILDING
Cost of sales	1,274,539	980,554	93	(73,567)	2,181,619
Selling, general and administrative	150,022	110,991	65	—	261,078
Interest	774	17,455	—	—	18,229
Expenses related to early retirement of debt	7,244	—	—	—	7,244

Total homebuilding expenses	1,432,579	1,109,000	158	(73,567)	2,468,170
FINANCIAL SERVICES
General and administrative	—	—	22,532	—	22,532
Interest	—	—	5,423	—	5,423

Total financial services expenses	—	—	27,955	—	27,955
CORPORATE EXPENSES	7,838	24,892	—	—	32,730

TOTAL EXPENSES	1,440,417	1,133,892	28,113	(73,567)	2,528,855

Earnings before taxes	169,040	14,334	34,962	—	218,336
Tax expense	66,771	5,662	13,810	—	86,243
Equity in net earnings of subsidiaries	29,824	—	—	(29,824)	—

NET EARNINGS	$132,093	$8,672	$21,152	$(29,824)	$132,093

Consolidating Balance Sheet

	DECEMBER 31, 2003
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
ASSETS
HOMEBUILDING
Cash and cash equivalents	$34,434	$278,767	$1,317	$—	$314,518
Total housing inventories	821,971	518,030	56,651	—	1,396,652
Property, plant and equipment	25,478	15,375	—	—	40,853
Purchase price in excess of net assets acquired	15,383	2,802	—	—	18,185
Other assets	23,306	22,052	14,074	—	59,432

	920,572	837,026	72,042	—	1,829,640
FINANCIAL SERVICES
Cash and cash equivalents	—	—	2,186	—	2,186
Mortgage-backed securities and notes receivable	—	—	26,260	—	26,260
Other assets	—	—	39,824	—	39,824

	—	—	68,270	—	68,270
OTHER ASSETS
Net deferred taxes	41,857	—	(4,414)	—	37,443
Other	59,798	—	12,439	—	72,237
Investment in subsidiaries	66,700	—	—	(66,700)	—

	168,355	—	8,025	(66,700)	109,680

TOTAL ASSETS	1,088,927	837,026	148,337	(66,700)	2,007,590

LIABILITIES
HOMEBUILDING
Accounts payable and other liabilities	257,199	108,895	37	—	366,131
Debt	540,500	—	—	—	540,500

	797,699	108,895	37	—	906,631
FINANCIAL SERVICES
Accounts payable and other liabilities	—	—	23,376	—	23,376
Short-term notes payable	—	—	26,254	—	26,254

	—	—	49,630	—	49,630
OTHER LIABILITIES
Intercompany payable	(458,196)	389,236	(74,800)	143,760	—
Other liabilities	161,441	—	8,695	—	170,136

	(296,755)	389,236	(66,105)	143,760	170,136

TOTAL LIABILITIES	500,944	498,131	(16,438)	143,760	1,126,397

MINORITY INTEREST	—	—	56,651	—	56,651

STOCKHOLDERS’ EQUITY	587,983	338,895	108,124	(210,460)	824,542

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,088,927	$837,026	$148,337	$(66,700)	$2,007,590

Consolidating Balance Sheet

	DECEMBER 31, 2002
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
ASSETS
HOMEBUILDING
Cash and cash equivalents	$24,395	$241,033	$1,149	$—	$266,577
Total housing inventories	673,559	426,453	—	—	1,100,012
Property, plant and equipment	25,526	14,953	—	—	40,479
Purchase price in excess of net assets acquired	15,383	2,802	—	—	18,185
Other assets	21,835	22,349	14,068	—	58,252

	760,698	707,590	15,217	—	1,483,505
FINANCIAL SERVICES
Cash and cash equivalents	—	—	2,868	—	2,868
Mortgage-backed securities and notes receivable	—	—	42,583	—	42,583
Other assets	—	—	38,163	—	38,163

	—	—	83,614	—	83,614
OTHER ASSETS
Net deferred taxes	37,796	—	(966)	—	36,830
Other	39,368	—	14,434	—	53,802
Investment in subsidiaries	48,232	—	—	(48,232)	—

	125,396	—	13,468	(48,232)	90,632

TOTAL ASSETS	886,094	707,590	112,299	(48,232)	1,657,751

LIABILITIES
HOMEBUILDING
Accounts payable and other liabilities	206,253	93,881	34	—	300,168
Debt	490,500	—	—	—	490,500

	696,753	93,881	34	—	790,668
FINANCIAL SERVICES
Accounts payable and other liabilities	—	—	23,718	—	23,718
Short-term notes payable	—	—	43,145	—	43,145

	—	—	66,863	—	66,863
OTHER LIABILITIES
Intercompany payable	(362,891)	320,862	(35,918)	77,947	—
Other liabilities	108,712	—	11,429	—	120,141

	(254,179)	320,862	(24,489)	77,947	120,141

TOTAL LIABILITIES	442,574	414,743	42,408	77,947	977,672

STOCKHOLDERS’ EQUITY	443,520	292,847	69,891	(126,179)	680,079

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$886,094	$707,590	$112,299	$(48,232)	$1,657,751

Consolidating Statement of Cash Flows

	YEAR ENDED DECEMBER 31, 2003
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$241,692	$46,048	$38,233	$(84,281)	$241,692
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	24,261	11,253	922	—	36,436
Changes in assets and liabilities:
Increase in inventories	(148,412)	(91,577)	—	—	(239,989)
Net change in other assets, payables and other liabilities	(43,093)	83,352	(37,911)	84,281	86,629
Tax benefit from exercise of stock options	17,120	—	—	—	17,120
Other operating activities, net	913	—	—	—	913

Net cash provided by operating activities	92,481	49,076	1,244	—	142,801

CASH FLOWS FROM INVESTING ACTIVITIES
Net additions to property, plant and equipment	(20,266)	(11,342)	(933)	—	(32,541)
Principal reduction of mortgage-backed securities, notes receivable and mortgage collateral	—	—	18,672	—	18,672

Net cash (used for) provided by investing activities	(20,266)	(11,342)	17,739	—	(13,869)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds of long-term debt	150,000	—	—	—	150,000
Repayment of long-term debt	(100,000)	—	—	—	(100,000)
Decrease in short-term notes payable	—	—	(16,891)	—	(16,891)
Common and preferred stock dividends	(2,020)	—	—	—	(2,020)
Common stock repurchases	(130,939)	—	—	—	(130,939)
Proceeds from stock option exercises	15,190	—	—	—	15,190
Other financing activities, net	5,593	—	(2,606)	—	2,987

Net cash used for financing activities	(62,176)	—	(19,497)	—	(81,673)

Net increase (decrease) in cash and cash equivalents	10,039	37,734	(514)	—	47,259
Cash and cash equivalents at beginning of period	24,395	241,033	4,017	—	269,445

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$34,434	$278,767	$3,503	$—	$316,704

Consolidating Statement Of Cash Flows

	FOR THE YEAR ENDED DECEMBER 31, 2002
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$185,604	$27,234	$28,874	$(56,108)	$185,604
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	20,020	11,831	819	—	32,670
Changes in assets and liabilities:
Increase in inventories	(139,594)	(61,029)	—	—	(200,623)
Net change in other assets, payables and other liabilities	11,280	14,511	(29,568)	56,108	52,331
Tax benefit from exercise of stock options	12,103	—	—	—	12,103
Other operating activities, net	5,095	—	—	—	5,095

Net cash provided by (used for) operating activities	94,508	(7,453)	125	—	87,180

CASH FLOWS FROM INVESTING ACTIVITIES
Net additions to property, plant and equipment	(22,185)	(13,191)	(1,171)	—	(36,547)
Principal reduction of mortgage-backed securities, notes receivable and mortgage collateral	—	—	25,314	—	25,314

Net cash (used for) provided by investing activities	(22,185)	(13,191)	24,143	—	(11,233)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in short-term notes payable	—	—	(18,974)	—	(18,974)
Common and preferred stock dividends	(2,148)	—	—	—	(2,148)
Common stock repurchases	(95,916)	—	—	—	(95,916)
Proceeds from stock option exercises	11,382	—	—	—	11,382
Other financing activities, net	6,284	—	(5,440)	—	844

Net cash used for financing activities	(80,398)	—	(24,414)	—	(104,812)

Net decrease in cash and cash equivalents	(8,075)	(20,644)	(146)	—	(28,865)
Cash and cash equivalents at beginning of period	32,470	261,677	4,163	—	298,310

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,395	$241,033	$4,017	$—	$269,445

Consolidating Statement Of Cash Flows

	YEAR ENDED DECEMBER 31, 2001
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$132,093	$8,672	$21,152	$(29,824)	$132,093
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	22,088	14,271	709	—	37,068
Changes in assets and liabilities:
Increase in inventories	(64,288)	53,304	—	—	(10,984)
Net change in other assets, payables and other liabilities	(83,472)	97,554	(27,463)	29,824	16,443
Tax benefit from exercise of stock options	8,337	—	—	—	8,337
Other operating activities, net	(6,182)	—	—	—	(6,182)

Net cash provided by (used for) operating activities	8,576	173,801	(5,602)	—	176,775

CASH FLOWS FROM INVESTING ACTIVITIES
Net additions to property, plant and equipment	(19,447)	(10,499)	(937)	—	(30,883)
Principal reduction of mortgage-backed securities, notes receivable and mortgage collateral	—	—	33,215	—	33,215

Net cash (used for) provided by investing activities	(19,447)	(10,499)	32,278	—	2,332

CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds of long-term debt	250,000	—	—	—	250,000
Repayment of long-term debt	(209,500)	—	—	—	(209,500)
Decrease in short-term notes payable	—	—	(20,444)	—	(20,444)
Common and preferred stock dividends	(2,605)	—	—	—	(2,605)
Common stock repurchases	(45,493)	—	—	—	(45,493)
Proceeds from stock option exercises	12,888	—	—	—	12,888
Other financing activities, net	1,617	—	(9,461)	—	(7,844)

Net cash provided by (used for) financing activities	6,907	—	(29,905)	—	(22,998)

Net (decrease) increase in cash and cash equivalents	(3,964)	163,302	(3,229)	—	156,109
Cash and cash equivalents at beginning of period	36,434	98,375	7,392	—	142,201

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$32,470	$261,677	$4,163	$—	$298,310

THE RYLAND GROUP

Report of Independent Registered Public Accounting Firm

BOARD OF DIRECTORS AND STOCKHOLDERS

THE RYLAND GROUP, INC.

We have audited the accompanying consolidated balance sheets of The Ryland Group, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Ryland Group, Inc. and subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

ERNST & YOUNG LLP
Los Angeles, California
January 20, 2004
except for Note M, as to which the date is December 16, 2004

Report of Management

Management of the Company is responsible for the integrity and accuracy of the financial statements and all other annual report information. The financial statements are prepared in conformity with generally accepted accounting principles and include amounts based on management’s judgments and estimates.

     The accounting systems, which record, summarize and report financial information, are supported by internal control systems designed to provide reasonable assurance, at an appropriate cost, that the assets are safeguarded and that transactions are recorded in accordance with Company policies and procedures. Proper selection, training and development of personnel also contribute to the effectiveness of the internal control systems. These systems are the responsibility of management and are regularly tested by the Company’s internal auditors. External auditors also review and test the effectiveness of these systems to the extent they deem necessary to express an opinion on the consolidated financial statements.

     The Audit Committee of the Board of Directors periodically meets with management, the internal auditors and the external auditors to review accounting, auditing and financial matters. Both internal auditors and external auditors have unrestricted access to the Audit Committee.

Gordon A. Milne
Executive Vice President and Chief
Financial Officer

David L. Fristoe
Senior Vice President, Controller,
Chief Information Officer and Chief Accounting Officer